                                                                 Exhibit 99







FOR IMMEDIATE RELEASE                   CONTACT:
December 4, 1995                        Natalie D. Bailey
                                        717-534-7631
                                        FINANCIAL CONTACT:
                                        James A. Edris
                                        717-534-7556


        Hershey Chocolate U.S.A. Announces Domestic Price Increase


HERSHEY, Pa. --- Hershey Chocolate U.S.A. today announced that it is increasing the wholesale price of its standard bar line and king size bars by 11 percent. This price increase is effective today, December 4, 1995, and does not affect other product lines. In order to protect trade commitments, limited orders will be accepted at old prices.

This is the first price increase in the standard bar line in nearly five years. It is being initiated because of the cumulative impact over these five years of increased costs for packaging, fuel, transportation, labor and benefits, as well as rising costs of raw materials.